Exhibit 99.1

4Q 2022

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Period Ended 12/31/22

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	5

Financial Statements:	Section II
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Funds from Operations	8
Diluted Share and Unit Computations	9
Adjusted Funds from Operations	10
EBITDAre and Adjusted EBITDA	11

Portfolio Information:	Section III
Properties by Segment	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
NOI from Real Estate Operations and Occupancy by Property Grouping	15
Same Properties Average Occupancy Rates by Segment	16
Same Properties Period End Occupancy Rates by Segment	16
Same Properties Real Estate Revenues and NOI by Segment	17
Same Properties Cash NOI by Segment	18
Leasing	19
Lease Expiration Analysis	21
2023 Core Portfolio Quarterly Lease Expiration Analysis	23
Top 20 Tenants	24

Investing Activity:	Section IV
Property Dispositions	25
Summary of Development Projects	26
Development Placed in Service	27
Summary of Land Owned/Controlled	28

Capitalization:	Section V
Capitalization Overview	29
Summary of Outstanding Debt	30
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions	Section VI
Supplementary Reconciliations of Non-GAAP Measures	35
Definitions	39

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of December 31, 2022, we derived 91% of our core portfolio annualized rental revenue from Defense/IT Locations and 9% from Regional Office Properties. As of December 31, 2022, our core portfolio of 192 properties, including 21 owned through unconsolidated joint ventures, encompassed 22.8 million square feet and was 95.3% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Todd Hartman, EVP + COO	443.285.5587 // venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 // michelle.layne@copt.com

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416-369-2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212-816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949-640-8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Net income	7	$52,087	$32,316	$33,595	$60,824	$14,965	$178,822	$81,578
NOI from real estate operations	13	$93,810	$91,096	$90,210	$87,188	$90,523	$362,304	$360,870
Same Properties NOI	17	$81,965	$81,589	$81,086	$79,366	$81,048	$324,006	$329,272
Same Properties cash NOI	18	$82,401	$81,809	$80,734	$78,686	$82,820	$323,630	$326,470
Adjusted EBITDA	11	$87,787	$86,386	$85,298	$82,238	$84,681	$341,709	$337,196
FFO per NAREIT	8	$70,282	$68,071	$68,951	$67,035	$25,958	$274,339	$165,802
Diluted AFFO avail. to common share and unit holders	10	$26,122	$53,439	$50,427	$48,425	$32,823	$178,413	$193,256
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$1.10	$1.10

Per share - diluted:
EPS	9	$0.45	$0.27	$0.29	$0.52	$0.12	$1.53	$0.68
FFO - Nareit	9	$0.60	$0.58	$0.59	$0.58	$0.21	$2.35	$1.40
FFO - as adjusted for comparability	9	$0.60	$0.58	$0.59	$0.58	$0.58	$2.36	$2.29

Numerators for diluted per share amounts:
Diluted EPS	7	$50,290	$30,806	$32,205	$59,099	$13,546	$172,397	$75,996
Diluted FFO available to common share and unit holders	8	$68,696	$66,391	$67,447	$65,652	$24,344	$268,186	$159,563
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$68,794	$66,595	$67,584	$65,992	$65,458	$268,965	$260,326

Corporate Office Properties Trust
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	Three Months Ended					Years Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
GAAP
Payout ratio:
Net income	N/A	60.3%	97.1%	93.4%	51.6%	209.1%	70.2%	153.4%

Capitalization and debt ratios:
Total assets	6	$4,257,275	$4,269,329	$4,185,193	$4,132,026	$4,262,452
Total equity	6	$1,721,455	$1,700,666	$1,695,951	$1,690,536	$1,657,075
Debt per balance sheet	6	$2,231,794	$2,269,834	$2,177,811	$2,156,784	$2,272,304
Debt to assets	32	52.4%	53.2%	52.0%	52.2%	53.3%	N/A	N/A
Net income to interest expense ratio	32	3.1x	2.1x	2.3x	4.2x	0.9x	2.9x	1.2x
Debt to net income ratio	32	10.7x	17.6x	16.2x	8.9x	38.0x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	45.5%	47.1%	46.3%	47.6%	128.0%	46.6%	78.1%
Diluted FFO - as adjusted for comparability	N/A	45.4%	46.9%	46.3%	47.4%	47.6%	46.5%	47.9%
Diluted AFFO	N/A	119.7%	58.5%	62.0%	64.5%	95.0%	70.1%	64.5%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,214,423	$4,943,129	$5,189,816	$5,437,327	$5,479,985
Total Equity Market Capitalization	29	$2,959,469	$2,650,311	$2,988,148	$3,255,815	$3,181,699
Net debt	32	$2,294,261	$2,305,878	$2,206,726	$2,187,957	$2,310,840
Net debt to adjusted book	32	39.8%	40.3%	39.4%	39.7%	40.5%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.7x	5.1x	5.3x	5.2x	4.9x	5.1x	4.7x
Net debt to in-place adj. EBITDA ratio	32	6.3x	6.7x	6.4x	6.6x	6.7x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	32	6.0x	N/A	N/A	N/A	6.3x	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	32	6.1x	5.9x	5.8x	6.1x	6.2x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	32	5.7x	N/A	N/A	N/A	5.8x	N/A	N/A
(1)Includes adjustments associated with the following transactions: 12/31/22 includes our sale on 1/10/23 of a 90% interest in three data center shell properties; and 12/31/21 includes the sale on 1/25/22 of our wholesale data center.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
# of Properties
Total Portfolio	194	188	188	188	186
Consolidated Portfolio	173	169	169	169	167
Core Portfolio	192	186	186	186	184
Same Properties	174	174	174	174	174

% Occupied
Total Portfolio	92.7%	92.7%	91.6%	92.0%	92.4%
Consolidated Portfolio	91.4%	91.4%	90.2%	90.7%	91.1%
Core Portfolio	92.8%	92.8%	91.8%	92.2%	92.6%
Same Properties	92.4%	92.6%	91.5%	91.9%	92.5%

% Leased
Total Portfolio	95.2%	94.9%	93.6%	93.9%	94.2%
Consolidated Portfolio	94.3%	94.0%	92.5%	92.8%	93.2%
Core Portfolio	95.3%	95.0%	93.7%	94.1%	94.4%
Same Properties	95.0%	94.8%	93.5%	93.8%	94.3%

Square Feet (in thousands)
Total Portfolio	23,006	22,085	22,089	22,006	21,710
Consolidated Portfolio	19,458	18,903	18,907	18,824	18,529
Core Portfolio	22,849	21,928	21,932	21,849	21,553
Same Properties	19,981	19,981	19,981	19,981	19,981

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Assets
Properties, net:
Operating properties, net	$3,258,899	$3,169,992	$3,180,790	$3,167,851	$3,090,510
Development and redevelopment in progress, including land (1)	109,332	320,354	258,222	194,412	196,701
Land held (1)	188,167	201,065	200,739	218,018	245,733
Total properties, net	3,556,398	3,691,411	3,639,751	3,580,281	3,532,944
Property - operating right-of-use assets	37,020	37,541	38,056	38,566	38,361
Assets held for sale, net (2)	161,286	—	—	—	192,699
Cash and cash equivalents	12,337	12,643	20,735	19,347	13,262
Investment in unconsolidated real estate joint ventures	21,460	38,644	39,017	39,440	39,889
Accounts receivable, net	43,334	39,720	31,554	42,596	40,752
Deferred rent receivable	125,147	124,146	121,015	114,952	108,926
Lease incentives, net	49,757	49,083	50,871	52,089	51,486
Deferred leasing costs, net	69,339	68,122	68,004	65,660	65,850
Investing receivables, net	84,621	102,550	84,885	82,417	82,226
Intangible assets on property acquisitions, net	9,959	11,788	12,543	13,410	14,567
Prepaid expenses and other assets, net	86,617	93,681	78,762	83,268	81,490
Total assets	$4,257,275	$4,269,329	$4,185,193	$4,132,026	$4,262,452
Liabilities and equity
Liabilities:
Debt	$2,231,794	$2,269,834	$2,177,811	$2,156,784	$2,272,304
Accounts payable and accrued expenses	157,998	156,815	177,180	144,974	186,202
Rents received in advance and security deposits	30,016	29,056	27,745	29,082	32,262
Dividends and distributions payable	31,400	31,407	31,400	31,402	31,299
Deferred revenue associated with operating leases	11,004	9,382	8,416	8,241	9,341
Property - operating lease liabilities	28,759	29,088	29,412	29,729	29,342
Other liabilities	18,556	17,634	10,526	14,458	17,729
Total liabilities	2,509,527	2,543,216	2,462,490	2,414,670	2,578,479
Redeemable noncontrolling interests	26,293	25,447	26,752	26,820	26,898
Equity:
COPT’s shareholders’ equity:
Common shares	1,124	1,124	1,124	1,124	1,123
Additional paid-in capital	2,486,116	2,484,702	2,481,139	2,479,119	2,481,539
Cumulative distributions in excess of net income	(807,508)	(827,072)	(827,076)	(828,473)	(856,863)
Accumulated other comprehensive income (loss)	2,071	2,632	1,806	164	(3,059)
Total COPT’s shareholders’ equity	1,681,803	1,661,386	1,656,993	1,651,934	1,622,740
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,808	25,524	25,505	25,285	21,363
Other consolidated entities	13,844	13,756	13,453	13,317	12,972
Total noncontrolling interests in subsidiaries	39,652	39,280	38,958	38,602	34,335
Total equity	1,721,455	1,700,666	1,695,951	1,690,536	1,657,075
Total liabilities, redeemable noncontrolling interests and equity	$4,257,275	$4,269,329	$4,185,193	$4,132,026	$4,262,452
(1)Refer to pages 26 and 28 for detail.
(2)Includes three data center shell properties as of 12/31/22 in which we sold a 90% interest on 1/10/23 and our wholesale data center as of 12/31/21 that we sold on 1/25/22.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Revenues
Lease revenue	$150,022	$146,481	$142,277	$141,389	$141,892	$580,169	$553,668
Other property revenue	1,163	1,206	969	891	756	4,229	2,902
Construction contract and other service revenues	24,062	34,813	42,557	53,200	43,284	154,632	107,876
Total revenues	175,247	182,500	185,803	195,480	185,932	739,030	664,446
Operating expenses
Property operating expenses	58,470	57,663	54,116	57,181	56,459	227,430	213,377
Depreciation and amortization associated with real estate operations	36,907	35,247	34,812	34,264	34,504	141,230	137,543
Construction contract and other service expenses	23,454	33,555	41,304	51,650	42,089	149,963	104,053
General and administrative expenses	7,766	6,558	6,467	6,670	6,589	27,461	27,213
Leasing expenses	2,235	2,340	1,888	1,874	2,568	8,337	8,914
Business development expenses and land carry costs	1,157	552	701	783	1,088	3,193	4,647
Total operating expenses	129,989	135,915	139,288	152,422	143,297	557,614	495,747
Interest expense	(16,819)	(15,123)	(14,808)	(14,424)	(16,217)	(61,174)	(65,398)
Interest and other income	3,340	2,290	1,818	1,893	1,968	9,341	7,879
Credit loss recoveries (expense)	1,331	(1,693)	(225)	316	88	(271)	1,128
Gain on sales of real estate	19,238	16	(19)	15	25,879	19,250	65,590
Loss on early extinguishment of debt	(267)	—	—	(342)	(41,073)	(609)	(100,626)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	52,081	32,075	33,281	30,516	13,280	147,953	77,272
Equity in income of unconsolidated entities	229	308	318	888	314	1,743	1,093
Income tax expense	(223)	(67)	(4)	(153)	(42)	(447)	(145)
Income from continuing operations	52,087	32,316	33,595	31,251	13,552	149,249	78,220
Discontinued operations	—	—	—	29,573	1,413	29,573	3,358
Net income	52,087	32,316	33,595	60,824	14,965	178,822	81,578
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(775)	(476)	(496)	(856)	(181)	(2,603)	(1,012)
Other consolidated entities	(833)	(919)	(789)	(649)	(1,076)	(3,190)	(4,025)
Net income attributable to COPT common shareholders	$50,479	$30,921	$32,310	$59,319	$13,708	$173,029	$76,541
Amount allocable to share-based compensation awards	(129)	(75)	(75)	(181)	(116)	(463)	(417)
Redeemable noncontrolling interests	(60)	(40)	(30)	(39)	(46)	(169)	(128)
Numerator for diluted EPS	$50,290	$30,806	$32,205	$59,099	$13,546	$172,397	$75,996

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Net income	$52,087	$32,316	$33,595	$60,824	$14,965	$178,822	$81,578
Real estate-related depreciation and amortization (1)	36,907	35,247	34,812	34,264	36,346	141,230	147,833
Gain on sales of real estate (1)	(19,238)	(16)	19	(28,579)	(25,879)	(47,814)	(65,590)
Depreciation and amortization on unconsolidated real estate JVs (2)	526	524	525	526	526	2,101	1,981
FFO - per Nareit (3)	70,282	68,071	68,951	67,035	25,958	274,339	165,802
FFO allocable to other noncontrolling interests (4)	(1,227)	(1,348)	(1,178)	(1,042)	(1,458)	(4,795)	(5,483)
Basic FFO allocable to share-based compensation awards	(360)	(354)	(357)	(362)	(149)	(1,433)	(777)
Basic FFO available to common share and common unit holders (3)	68,695	66,369	67,416	65,631	24,351	268,111	159,542
Redeemable noncontrolling interests	(27)	(5)	4	(6)	(13)	(34)	(11)
Diluted FFO adjustments allocable to share-based compensation awards	28	27	27	27	6	109	32
Diluted FFO available to common share and common unit holders - per Nareit (3)	68,696	66,391	67,447	65,652	24,344	268,186	159,563
Loss on early extinguishment of debt	267	—	—	342	41,073	609	100,626
Gain on early extinguishment of debt on unconsolidated real estate JVs (2)	(168)	—	—	—	—	(168)	—
Loss on interest rate derivatives included in interest expense	—	—	—	—	221	—	221
Demolition costs on redevelopment and nonrecurring improvements	—	—	—	—	(8)	—	423
Executive transition costs	—	206	137	—	—	343	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(2)	—	(2)	(172)	(5)	(507)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$68,794	$66,595	$67,584	$65,992	$65,458	$268,965	$260,326

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
EPS Denominator:
Weighted average common shares - basic	112,096	112,093	112,082	112,020	111,990	112,073	111,960
Dilutive effect of share-based compensation awards	435	433	429	426	386	431	330
Dilutive effect of redeemable noncontrolling interests	102	105	126	132	124	116	128
Weighted average common shares - diluted	112,633	112,631	112,637	112,578	112,500	112,620	112,418
Diluted EPS	$0.45	$0.27	$0.29	$0.52	$0.12	$1.53	$0.68

Weighted Average Shares for period ended:
Common shares	112,096	112,093	112,082	112,020	111,990	112,073	111,960
Dilutive effect of share-based compensation awards	435	433	429	426	386	431	330
Common units	1,476	1,477	1,476	1,384	1,259	1,454	1,257
Redeemable noncontrolling interests	102	105	126	132	124	116	128
Denominator for diluted FFO per share and as adjusted for comparability	114,109	114,108	114,113	113,962	113,759	114,074	113,675
Weighted average common units	(1,476)	(1,477)	(1,476)	(1,384)	(1,259)	(1,454)	(1,257)
Denominator for diluted EPS	112,633	112,631	112,637	112,578	112,500	112,620	112,418
Diluted FFO per share - Nareit (1)	$0.60	$0.58	$0.59	$0.58	$0.21	$2.35	$1.40
Diluted FFO per share - as adjusted for comparability (1)	$0.60	$0.58	$0.59	$0.58	$0.58	$2.36	$2.29

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$68,794	$66,595	$67,584	$65,992	$65,458	$268,965	$260,326
Straight line rent adjustments and lease incentive amortization	(3,043)	605	(3,198)	(3,189)	(3,835)	(8,825)	(10,286)
Amortization of intangibles and other assets included in NOI	15	50	49	(372)	40	(258)	162
Share-based compensation, net of amounts capitalized	2,247	2,188	2,154	2,111	2,018	8,700	7,979
Amortization of deferred financing costs	619	540	541	597	640	2,297	2,980
Amortization of net debt discounts, net of amounts capitalized	615	612	608	605	615	2,440	2,244
Replacement capital expenditures (1)	(43,283)	(17,528)	(17,717)	(17,358)	(32,317)	(95,886)	(70,973)
Other	158	377	406	39	204	980	824
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$26,122	$53,439	$50,427	$48,425	$32,823	$178,413	$193,256

Replacement capital expenditures (1)
Tenant improvements and incentives	$33,439	$8,848	$10,655	$10,010	$19,724	$62,952	$43,820
Building improvements	8,468	7,477	6,751	6,832	17,778	29,528	35,970
Leasing costs	4,389	3,073	1,748	2,270	5,863	11,480	12,736
Net (exclusions from) additions to tenant improvements and incentives	(75)	(57)	474	1,808	(5,093)	2,150	(4,704)
Excluded building improvements and leasing costs	(2,938)	(1,813)	(1,911)	(3,562)	(5,955)	(10,224)	(16,849)
Replacement capital expenditures	$43,283	$17,528	$17,717	$17,358	$32,317	$95,886	$70,973

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Net income	$52,087	$32,316	$33,595	$60,824	$14,965	$178,822	$81,578
Interest expense	16,819	15,123	14,808	14,424	16,217	61,174	65,398
Income tax expense	223	67	4	153	42	447	145
Real estate-related depreciation and amortization (1)	36,907	35,247	34,812	34,264	36,346	141,230	147,833
Other depreciation and amortization	602	602	552	607	622	2,363	2,811
Gain on sales of real estate (1)	(19,238)	(16)	19	(28,579)	(25,879)	(47,814)	(65,590)
Adjustments from unconsolidated real estate JVs	1,033	762	760	758	763	3,313	2,930
EBITDAre (2)	88,433	84,101	84,550	82,451	43,076	339,535	235,105
Loss on early extinguishment of debt	267	—	—	342	41,073	609	100,626
Gain on early extinguishment of debt on unconsolidated real estate JVs	(168)	—	—	—	—	(168)	—
Net gain on other investments	(595)	—	1	(565)	—	(1,159)	(63)
Credit loss (recoveries) expense	(1,331)	1,693	225	(316)	(88)	271	(1,128)
Business development expenses	794	386	385	326	628	1,891	2,233
Demolition costs on redevelopment and nonrecurring improvements	—	—	—	—	(8)	—	423
Executive transition costs	387	206	137	—	—	730	—
Adjusted EBITDA (2)	87,787	86,386	85,298	82,238	84,681	$341,709	$337,196
Pro forma NOI adjustment for property changes within period	2,704	—	127	579	—
Change in collectability of deferred rental revenue	—	13	231	—	—
Other	—	—	—	—	1,578
In-place adjusted EBITDA (2)	90,491	86,399	85,656	82,817	86,259
Pro forma NOI adjustment from subsequent event transactions (3)	(2,903)	N/A	N/A	N/A	(3,074)
Pro forma in-place adjusted EBITDA (2)	$87,588	$86,399	$85,656	$82,817	$83,185

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Includes NOI adjustment from the following transactions: 12/31/22 includes our sale on 1/10/23 of a 90% interest in three data center shell properties; and 12/31/21 includes the sale on 1/25/22 of our wholesale data center.

Corporate Office Properties Trust
Properties by Segment - 12/31/22
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	33	4,108	93.9%	97.8%
Howard County	35	2,862	92.1%	95.1%
Other	23	1,725	90.7%	94.1%
Total Fort Meade/BW Corridor	91	8,695	92.7%	96.2%
Northern Virginia (“NoVA”) Defense/IT	16	2,499	90.0%	92.1%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	22	1,262	89.8%	90.0%
Redstone Arsenal (Huntsville, Alabama)	21	2,070	89.9%	98.1%
Data Center Shells:
Consolidated Properties	7	1,736	100.0%	100.0%
Unconsolidated JV Properties (1)	21	3,547	100.0%	100.0%
Total Defense/IT Locations	186	20,869	94.1%	96.7%
Regional Office	6	1,980	79.0%	80.8%
Core Portfolio	192	22,849	92.8%	95.3%
Other	2	157	75.5%	75.5%
Total Portfolio	194	23,006	92.7%	95.2%
Consolidated Portfolio	173	19,458	91.4%	94.3%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$69,778	$69,209	$67,589	$67,214	$64,805	$273,790	$262,120
NoVA Defense/IT	18,695	18,611	18,103	18,576	17,965	73,985	65,853
Lackland Air Force Base	17,118	15,951	15,129	14,713	16,994	62,911	57,756
Navy Support	8,247	8,253	8,085	8,169	8,356	32,754	33,757
Redstone Arsenal	10,114	9,976	9,308	9,195	9,555	38,593	35,727
Data Center Shells-Consolidated	10,008	9,069	9,140	7,505	7,812	35,722	31,582
Total Defense/IT Locations	133,960	131,069	127,354	125,372	125,487	517,755	486,795
Regional Office	15,374	14,739	14,121	15,082	15,410	59,316	63,107
Wholesale Data Center	—	—	—	1,980	8,235	1,980	30,490
Other	1,851	1,879	1,771	1,826	1,751	7,327	6,668
Consolidated real estate revenues (1)	$151,185	$147,687	$143,246	$144,260	$150,883	$586,378	$587,060

NOI from real estate operations (2)
Defense/IT Locations:
Fort Meade/BW Corridor	$45,784	$44,759	$44,090	$41,430	$41,625	$176,063	$169,599
NoVA Defense/IT	11,862	11,835	11,946	11,707	11,763	47,350	41,068
Lackland Air Force Base	7,690	7,670	7,609	7,641	7,774	30,610	27,221
Navy Support	4,712	4,588	4,755	4,698	4,853	18,753	20,140
Redstone Arsenal	6,204	5,652	5,677	5,460	6,462	22,993	24,109
Data Center Shells:
Consolidated properties	8,951	7,953	7,951	6,495	6,242	31,350	27,496
COPT’s share of unconsolidated real estate JVs	1,095	1,072	1,080	1,080	1,079	4,327	4,029
Total Defense/IT Locations	86,298	83,529	83,108	78,511	79,798	331,446	313,662
Regional Office	6,984	6,975	6,493	7,152	7,066	27,604	32,051
Wholesale Data Center	(4)	—	50	955	3,074	1,001	13,066
Other	532	592	559	570	585	2,253	2,091
NOI from real estate operations (1)	$93,810	$91,096	$90,210	$87,188	$90,523	$362,304	$360,870

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Cash NOI from real estate operations (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$45,106	$44,723	$43,613	$41,271	$42,666	$174,713	$167,147
NoVA Defense/IT	10,274	10,197	10,260	10,150	10,187	40,881	40,266
Lackland Air Force Base	7,889	7,757	7,666	7,711	7,793	31,023	26,551
Navy Support	5,257	4,951	4,922	4,846	4,981	19,976	20,721
Redstone Arsenal	5,263	4,631	4,789	4,593	5,162	19,276	20,020
Data Center Shells:
Consolidated properties	6,960	7,020	6,528	5,468	5,430	25,976	23,622
COPT’s share of unconsolidated real estate JVs	1,012	985	988	982	975	3,967	3,613
Total Defense/IT Locations	81,761	80,264	78,766	75,021	77,194	315,812	301,940
Regional Office	6,259	6,926	6,114	5,157	6,167	24,456	26,805
Wholesale Data Center	(4)	—	50	964	3,122	1,010	13,208
Other	617	680	638	599	658	2,534	2,342
Cash NOI from real estate operations (2)	$88,633	$87,870	$85,568	$81,741	$87,141	$343,812	$344,295

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 12/31/22
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Same Properties: (4)
Consolidated properties	155	17,074	91.3%	94.4%	$528,718	86.7%	$80,726	$318,984
Unconsolidated real estate JV	17	2,750	100.0%	100.0%	4,062	0.7%	920	3,689
Total Same Properties in Core Portfolio	172	19,824	92.5%	95.2%	532,780	87.4%	81,646	322,673
Properties Placed in Service (5)	16	2,228	92.9%	95.0%	70,363	11.5%	10,646	31,944
Other unconsolidated JV properties (6)	4	797	100.0%	100.0%	1,105	0.2%	990	4,433
Total Core Portfolio	192	22,849	92.8%	95.3%	604,248	99.1%	93,282	359,050
Wholesale Data Center (7)	N/A	N/A	N/A	N/A	N/A	N/A	(4)	1,001
Other	2	157	75.5%	75.5%	5,452	0.9%	532	2,253
Total Portfolio	194	23,006	92.7%	95.2%	$609,700	100.0%	$93,810	$362,304
Consolidated Portfolio	173	19,458	91.4%	94.3%	$604,533	99.2%	$92,715	$357,977

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Defense/IT Locations: (8)
Consolidated properties	165	17,322	92.9%	96.0%	$541,808	89.7%	$85,203	$327,119
Unconsolidated real estate JVs	21	3,547	100.0%	100.0%	5,167	0.9%	1,095	4,327
Total Defense/IT Locations	186	20,869	94.1%	96.7%	546,975	90.5%	86,298	331,446
Regional Office	6	1,980	79.0%	80.8%	57,273	9.5%	6,984	27,604
Total Core Portfolio	192	22,849	92.8%	95.3%	$604,248	100.0%	$93,282	$359,050

(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Includes properties stably owned and 100% operational since at least 1/1/21.
(5)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/21.
(6)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2022 and 2021. See page 34 for additional disclosure regarding these JVs.
(7)We sold our wholesale data center on 1/25/22.
(8)For two data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 12/14/22, the activity associated with these properties prior to the sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,304	92.9%	92.3%	90.8%	89.9%	90.3%	91.5%	90.2%
NoVA Defense/IT	15	2,151	88.3%	87.6%	86.4%	86.8%	86.5%	87.3%	86.7%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	90.4%	91.3%	91.2%	92.9%	95.1%	91.5%	96.4%
Redstone Arsenal	14	1,424	87.5%	87.7%	87.6%	91.0%	96.4%	88.4%	98.7%
Data Center Shells:
Consolidated properties	5	1,206	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	167	18,032	93.7%	93.4%	92.5%	92.6%	93.3%	93.0%	93.5%
Regional Office	5	1,792	82.4%	83.3%	82.3%	84.0%	92.4%	83.0%	92.7%
Core Portfolio Same Properties	172	19,824	92.7%	92.5%	91.6%	91.8%	93.2%	92.1%	93.5%
Other Same Properties	2	157	75.5%	75.5%	70.7%	66.2%	66.2%	72.0%	67.0%
Total Same Properties	174	19,981	92.5%	92.3%	91.5%	91.6%	93.0%	92.0%	93.2%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,304	92.9%	92.6%	90.8%	90.5%	90.3%
NoVA Defense/IT	15	2,151	88.4%	88.2%	86.3%	86.8%	86.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	89.7%	91.4%	91.2%	92.8%	93.9%
Redstone Arsenal	14	1,424	87.9%	88.0%	87.6%	91.7%	90.7%
Data Center Shells:
Consolidated properties	5	1,206	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	167	18,032	93.7%	93.6%	92.5%	92.9%	92.7%
Regional Office	5	1,792	81.0%	83.7%	82.3%	84.0%	92.0%
Core Portfolio Same Properties	172	19,824	92.5%	92.7%	91.6%	92.1%	92.7%
Other Same Properties	2	157	75.5%	75.5%	75.5%	66.2%	66.2%
Total Same Properties	174	19,981	92.4%	92.6%	91.5%	91.9%	92.5%

(1)Includes properties stably owned and 100% operational since at least 1/1/21.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$66,995	$67,512	$65,938	$65,571	$63,196	$266,016	$258,978
NoVA Defense/IT	16,632	16,521	16,007	16,481	15,870	65,641	63,650
Lackland Air Force Base	15,438	14,861	14,043	13,626	15,951	57,968	55,477
Navy Support	8,092	8,098	7,931	8,155	8,356	32,276	33,757
Redstone Arsenal	8,388	8,681	8,315	8,574	8,967	33,958	33,943
Data Center Shells-Consolidated	6,021	6,073	6,171	6,009	6,617	24,274	23,922
Total Defense/IT Locations	121,566	121,746	118,405	118,416	118,957	480,133	469,727
Regional Office	12,889	12,267	11,863	13,270	13,681	50,289	56,328
Other	685	764	646	659	666	2,754	2,648
Same Properties real estate revenues	$135,140	$134,777	$130,914	$132,345	$133,304	$533,176	$528,703

Same Properties NOI from real estate operations (“NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$43,381	$43,268	$42,844	$40,048	$40,161	$169,541	$166,983
NoVA Defense/IT	10,161	10,009	10,013	9,972	10,078	40,155	39,275
Lackland Air Force Base	6,649	6,637	6,583	6,610	6,769	26,479	25,028
Navy Support	4,611	4,487	4,639	4,684	4,853	18,421	20,140
Redstone Arsenal	4,856	4,899	5,041	5,106	6,119	19,902	22,934
Data Center Shells:
Consolidated properties	5,315	5,266	5,267	5,256	5,269	21,104	21,149
COPT’s share of unconsolidated real estate JVs	920	919	924	926	923	3,689	3,687
Total Defense/IT Locations	75,893	75,485	75,311	72,602	74,172	299,291	299,196
Regional Office	5,753	5,729	5,441	6,459	6,529	23,382	28,719
Other	319	375	334	305	347	1,333	1,357
Same Properties NOI (1)	$81,965	$81,589	$81,086	$79,366	$81,048	$324,006	$329,272

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Same Properties cash NOI from real estate operations (“cash NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$43,899	$43,342	$42,452	$40,157	$41,943	$169,850	$166,117
NoVA Defense/IT	10,635	10,462	10,422	10,511	10,596	42,030	40,592
Lackland Air Force Base	6,930	6,826	6,749	6,765	6,870	27,270	25,666
Navy Support	5,163	4,857	4,813	4,833	4,982	19,666	20,722
Redstone Arsenal	4,408	4,313	4,537	4,587	5,381	17,845	20,534
Data Center Shells:
Consolidated properties	4,705	4,645	4,630	4,588	4,565	18,568	17,988
COPT’s share of unconsolidated real estate JVs	853	845	847	843	837	3,388	3,311
Total Defense/IT Locations	76,593	75,290	74,450	72,284	75,174	298,617	294,930
Regional Office	5,475	6,129	5,943	6,140	7,286	23,687	30,169
Other Properties	333	390	341	262	360	1,326	1,371
Same Properties cash NOI (1)	$82,401	$81,809	$80,734	$78,686	$82,820	$323,630	$326,470
Percentage change in total Same Properties cash NOI (2)	(0.5)%					(0.9)%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	1.9%					1.3%

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Three Months Ended 12/31/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	161	67	79	211	517	—	1	519
Expiring Square Feet	248	98	101	223	670	48	1	719
Vacating Square Feet	87	31	22	12	152	47	—	200
Retention Rate (% based upon square feet)	64.9%	68.5%	78.2%	94.4%	77.3%	1.0%	100.0%	72.2%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.89	$2.42	$3.00	$5.30	$3.82	$—	$1.06	$3.81
Weighted Average Lease Term in Years	3.0	5.0	3.2	3.5	3.5	2.0	1.0	3.5
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$34.11	$32.49	$26.42	$23.42	$28.38	$10.26	$26.52	$28.36
Expiring Straight-line Rent	$31.75	$32.09	$24.47	$23.68	$27.40	$9.78	$25.76	$27.38
Change in Straight-line Rent	7.4%	1.3%	8.0%	(1.1%)	3.6%	5.0%	3.0%	3.6%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.14	$34.74	$27.11	$24.20	$29.10	$10.26	$26.52	$29.08
Expiring Cash Rent	$33.79	$36.82	$26.70	$23.89	$29.08	$9.78	$26.52	$29.05
Change in Cash Rent	1.0%	(5.7%)	1.5%	1.3%	0.1%	5.0%	—%	0.1%
Average Escalations Per Year	2.7%	2.7%	2.5%	2.5%	2.6%	—%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	—	—	—	—
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	—	—	—	—
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—	$—
Cash Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—	$—
Vacant Space
Leased Square Feet	79	14	3	30	127	47	—	173
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.08	$11.28	$6.50	$7.33	$7.59	$8.91	$—	$7.95
Weighted Average Lease Term in Years	7.6	10.9	3.0	11.2	8.7	12.8	—	9.8
Straight-line Rent Per Square Foot	$29.91	$32.74	$21.41	$26.64	$29.22	$29.80	$—	$29.38
Cash Rent Per Square Foot	$30.33	$32.71	$26.00	$25.50	$29.32	$29.06	$—	$29.25
Total Square Feet Leased	240	81	82	241	644	47	1	692
Average Escalations Per Year	2.7%	2.6%	2.6%	2.7%	2.7%	2.4%	—%	2.6%
Average Escalations Excl. Data Center Shells								2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Leasing (1)(2)
Years Ended 12/31/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	1,033	94	263	233	—	1,624	69	8	1,701
Expiring Square Feet	1,271	158	317	315	—	2,061	292	8	2,361
Vacating Square Feet	237	64	55	81	—	437	222	—	659
Retention Rate (% based upon square feet)	81.3%	59.7%	82.8%	74.1%	—%	78.8%	23.8%	100.0%	72.1%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.61	$2.16	$2.59	$5.39	$—	$2.98	$2.27	$5.67	$2.96
Weighted Average Lease Term in Years	3.6	4.3	2.7	3.5	—	3.5	6.3	2.7	3.6
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$34.91	$32.14	$25.18	$23.82	$—	$31.58	$29.27	$24.08	$31.45
Expiring Straight-line Rent	$33.83	$31.73	$23.69	$23.96	$—	$30.65	$27.94	$22.25	$30.50
Change in Straight-line Rent	3.2%	1.3%	6.3%	(0.6%)	—%	3.0%	4.8%	8.2%	3.1%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.90	$34.27	$25.54	$24.51	$—	$31.85	$28.87	$23.63	$31.69
Expiring Cash Rent	$35.87	$35.83	$25.34	$24.27	$—	$32.50	$29.48	$22.38	$32.33
Change in Cash Rent	(2.7%)	(4.4%)	0.8%	1.0%	—%	(2.0%)	(2.1%)	5.6%	(2.0%)
Average Escalations Per Year	2.6%	2.7%	2.6%	2.5%	—%	2.6%	1.2%	3.1%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	186	—	—	10	279	476	—	—	476
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$11.19	$—	$—	$7.46	$—	$4.54	$—	$—	$4.54
Weighted Average Lease Term in Years	11.0	—	—	11.0	14.9	13.3	—	—	13.3
Straight-line Rent Per Square Foot	$41.24	$—	$—	$28.12	$29.93	$34.32	$—	$—	$34.32
Cash Rent Per Square Foot	$39.50	$—	$—	$27.25	$26.32	$31.50	$—	$—	$31.50
Vacant Space
Leased Square Feet	429	91	18	182	—	719	68	15	801
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$9.00	$12.73	$7.42	$7.12	$—	$8.95	$9.03	$0.89	$8.81
Weighted Average Lease Term in Years	6.5	7.0	4.8	8.4	—	7.0	11.7	5.0	7.3
Straight-line Rent Per Square Foot	$30.84	$32.90	$35.69	$24.52	$—	$29.62	$32.43	$14.76	$29.59
Cash Rent Per Square Foot	$29.89	$32.45	$36.42	$24.11	$—	$28.91	$32.01	$14.04	$28.90
Total Square Feet Leased	1,648	185	280	426	279	2,819	137	23	2,978
Average Escalations Per Year	2.7%	2.6%	2.6%	2.7%	2.0%	2.5%	2.0%	2.6%	2.5%
Average Escalations Excl. Data Center Shells									2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	1,175	$45,574	7.5%	$38.74
NoVA Defense/IT	123	3,910	0.6%	31.88
Navy Support	198	5,776	1.0%	29.24
Redstone Arsenal	32	823	0.1%	25.62
Regional Office	170	3,907	0.6%	22.85
2023	1,698	59,990	9.9%	35.30
Ft Meade/BW Corridor	1,287	47,929	7.9%	37.22
NoVA Defense/IT	453	16,485	2.7%	36.37
Navy Support	374	8,607	1.4%	23.00
Redstone Arsenal	122	3,526	0.6%	28.93
Data Center Shells-Unconsolidated JV Properties	546	687	0.1%	12.58
Regional Office	189	5,254	0.9%	27.52
2024	2,971	82,488	13.6%	33.23
Ft Meade/BW Corridor	1,892	68,640	11.4%	36.22
NoVA Defense/IT	296	12,251	2.0%	41.38
Lackland Air Force Base	703	39,372	6.5%	56.03
Navy Support	148	3,663	0.6%	24.78
Redstone Arsenal	296	6,748	1.1%	22.69
Data Center Shells-Unconsolidated JV Properties	121	162	—%	13.38
Regional Office	76	2,935	0.5%	38.83
2025	3,532	133,770	22.1%	39.04
Ft Meade/BW Corridor	758	29,907	4.9%	39.43
NoVA Defense/IT	66	2,059	0.3%	30.97
Lackland Air Force Base	250	12,345	2.0%	49.38
Navy Support	175	5,927	1.0%	33.90
Redstone Arsenal	18	439	0.1%	25.01
Data Center Shells-Unconsolidated JV Properties	446	768	0.1%	17.23
Regional Office	162	5,688	0.9%	35.19
2026	1,875	57,133	9.5%	38.77
Ft Meade/BW Corridor	500	16,619	2.8%	33.21
NoVA Defense/IT	188	6,274	1.0%	33.22
Navy Support	149	6,385	1.1%	42.85
Redstone Arsenal	160	4,235	0.7%	26.41
Data Center Shells-Unconsolidated JV Properties	364	479	0.1%	13.14
Regional Office	112	4,272	0.7%	37.72
2027	1,473	38,264	6.3%	33.32
Thereafter
Consolidated Properties	7,588	229,531	38.1%	29.55
Unconsolidated JV Properties	2,071	3,072	0.5%	14.83
Core Portfolio	21,208	$604,248	100.0%	$33.23

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	21,208	$604,248	99.1%	$33.23
Other	119	5,452	0.9%	23.08
Total Portfolio	21,327	$609,700	100.0%	$33.16
Consolidated Portfolio	17,780	$604,533
Unconsolidated JV Properties	3,547	$5,167

Note: As of 12/31/22, the weighted average lease term was 5.4 years for the core, total and consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/22 of 568,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2023 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	548	$20,963	3.5%	$38.18
NoVA Defense/IT	22	693	0.1%	32.03
Navy Support	37	1,023	0.2%	27.63
Redstone Arsenal	21	533	0.1%	25.46
Regional Office	113	2,018	0.3%	17.85
Q1 2023	741	25,230	4.2%	34.01
Ft Meade/BW Corridor	68	2,309	0.4%	33.81
NoVA Defense/IT	22	589	0.1%	27.16
Navy Support	7	187	—%	27.01
Regional Office	41	1,222	0.2%	29.95
Q2 2023	138	4,307	0.7%	31.27
Ft Meade/BW Corridor	236	8,461	1.4%	35.76
NoVA Defense/IT	30	1,019	0.2%	34.08
Navy Support	70	1,412	0.2%	20.31
Regional Office	—	14	—%	—
Q3 2023	336	10,906	1.8%	32.41
Ft Meade/BW Corridor	323	13,842	2.3%	42.93
NoVA Defense/IT	49	1,608	0.3%	32.56
Navy Support	84	3,155	0.5%	37.52
Redstone Arsenal	11	289	—%	25.92
Regional Office	16	653	0.1%	39.84
Q4 2023	483	19,547	3.2%	40.43

	1,698	$59,990	9.9%	$35.30

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/22.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/22 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$216,226	35.5%	5,145	3.8
Fortune 100 Company		51,099	8.4%	5,573	8.3
General Dynamics Corporation		31,068	5.1%	752	2.4
The Boeing Company		14,902	2.4%	442	3.6
Northrop Grumman Corporation		14,601	2.4%	519	6.7
CACI International Inc		14,352	2.4%	354	2.2
Peraton Corp.		12,508	2.1%	341	5.3
Fortune 100 Company		11,660	1.9%	183	11.8
Booz Allen Hamilton, Inc.		11,287	1.9%	297	3.1
CareFirst Inc.		9,052	1.5%	317	9.4
Morrison & Foerster, LLP		8,405	1.4%	102	14.3
KBR, Inc.		7,380	1.2%	295	7.7
Raytheon Technologies Corporation		6,765	1.1%	186	4.4
Yulista Holding, LLC		6,720	1.1%	368	7.0
Wells Fargo & Company		6,661	1.1%	159	5.7
AT&T Corporation		6,487	1.1%	321	6.8
Miles and Stockbridge, PC		6,432	1.1%	160	3.9
Mantech International Corp.		6,241	1.0%	200	2.5
Jacobs Engineering Group Inc.		6,006	1.0%	177	6.0
The MITRE Corporation		5,113	0.8%	152	3.4
Subtotal Top 20 Tenants		452,965	74.5%	16,043	5.9
All remaining tenants		156,735	25.5%	5,284	4.0
Total / Weighted Average		$609,700	100.0%	21,327	5.4

(1)For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $5.2 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/22, $5.5 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Megawatts (“MW”)/Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
Quarter Ended 3/31/22
9651 Hornbaker Road (DC-6)	Wholesale Data Center	Manassas, Virginia	1	19.25 MW	1/25/22	86.7%	$223
Quarter Ended 12/31/22
90% interest in IN 1 and 2 (1)	Data Center Shells	Northern Virginia	2	366	12/14/22	100.0%	60
Total 2022 Dispositions			3				$283

(1)     We sold a 90% interest in these properties based on an aggregate property value of $67 million and retained a 10% interest in the properties through a newly-formed JV.

Corporate Office Properties Trust
Summary of Development Projects as of 12/31/22 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 1/31/23	as of 12/31/22 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	$74,835	$40,335	$—	3Q 23	4Q 23

Navy Support:
Expedition VII (4)	St. Mary’s County, Maryland	29	62%	9,651	9,037	6,420	1Q 22	1Q 23

Redstone Arsenal:
7000 Redstone Gateway (5)	Huntsville, Alabama	46	46%	12,403	7,890	4,334	3Q 22	3Q 23
300 Secured Gateway	Huntsville, Alabama	206	100%	67,755	25,384	—	4Q 22	4Q 23
5300 Redstone Gateway	Huntsville, Alabama	46	100%	13,500	416	—	1Q 24	1Q 24
8100 Rideout Road	Huntsville, Alabama	131	0%	39,325	14,605	—	3Q 23	3Q 24
Subtotal / Average		429	64%	132,983	48,295	4,334

Data Center Shells:
PS A	Northern Virginia	227	100%	64,000	12,886	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	53,000	7,875	—	4Q 23	4Q 23
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	4,883	—	2Q 25	2Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	70,500	4,193	—	4Q 25	4Q 25
Subtotal / Average		838	100%	270,000	29,837	—

Total Under Development		1,482	89%	$487,469	$127,504	$10,754

(1)Includes properties under, or contractually committed for, development as of 12/31/22. Also included are 5300 Redstone Gateway and Southpoint Phase 2 Buildings A and B, which were leased subsequent to 12/31/22.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 18,000 square feet were operational as of 12/31/22.
(5)Although classified as under development, 21,000 square feet were operational as of 12/31/22.

Corporate Office Properties Trust
Development Placed in Service as of 12/31/22
(square feet in thousands)

		Total Property		Square Feet Placed in Service							Total Space Placed in Service % Leased as of 1/31/23
	Property Segment	% Leased as of 1/31/23	Rentable Square Feet	Prior Year	2022					Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2022
Oak Grove C Northern Virginia	Data Center Shells	100%	265	—	265	—	—	—	265	265	100%
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	—	18	—	—	—	18	18	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	100%	100	20	—	80	—	—	80	100	100%
560 National Business Parkway Annapolis Junction, Maryland	Fort Meade/BW Corridor	100%	183	—	—	—	—	183	183	183	100%
8300 Rideout Road Huntsville, Alabama	Redstone Arsenal	100%	131	—	—	—	—	131	131	131	100%
8200 Rideout Road Huntsville, Alabama	Redstone Arsenal	100%	131	—	—	—	—	131	131	131	100%
6200 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	95%	172	—	—	—	—	172	172	172	95%
Oak Grove D Northern Virginia	Data Center Shells	100%	265	—	—	—	—	265	265	265	100%
Oak Grove Annex 3 (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	—	14	14	14	100%
7000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	46%	46	—	—	—	—	21	21	21	100%
Total Development Placed in Service		97%	1,336	20	283	80	—	917	1,280	1,300	99%
% Leased as of 1/31/23					100%	100%	N/A	99%	99%

(1)Represents expansion of an existing property.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/22 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	303	3,400
Data Center Shells	10	232
Total Defense/IT Locations	669	8,125
Regional Office	10	900
Total land owned/controlled for future development	679	9,025	$184,647

Other land owned/controlled	43	638	3,520
Land held, net	722	9,663	$188,167

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 12/31/22

Debt
Secured debt	2.3	4.50%	3.61%	$118,293
Unsecured debt	6.9	2.99%	3.12%	2,136,661
Total Consolidated Debt	6.6	3.07%	3.15%	$2,254,954

Fixed rate debt (3)	7.0	2.58%	2.73%	$1,918,954
Variable rate debt	4.7	5.57%	5.57%	336,000
Total Consolidated Debt				$2,254,954

Common Equity
Common Shares				112,424
Common Units (4)				1,665
Total Common Shares and Units				114,089

Closing Common Share Price on 12/30/22				$25.94
Equity Market Capitalization (5)				$2,959,469

Total Market Capitalization (5)				$5,214,423
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps as of 12/31/22 with notional amounts of $33.7 million that hedge the risk of changes in interest rates on variable rate debt. Effective 2/1/23, we entered into interest rates swaps on an additional $200.0 million notional amount of variable rate debt for a three year term.
(4)Excludes unvested share-based compensation awards subject to market conditions.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/28/22
Moody’s	Baa3	Stable	1/17/23
Standard & Poor’s	BBB-	Stable	8/12/22

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/22
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$211,000	Oct-26	(1)(2)	7740 Milestone Parkway	3.96%		$15,943	$15,902	Feb-23
Senior Unsecured Notes					LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone Gateway (3)	4.47%	(4)	29,438	$27,649	Jun-24
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%		22,775	$22,100	Mar-25	(5)
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000			M Square:
					5825 & 5850 University Research Court (3)	3.82%		39,257	$35,603	Jun-26
Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)	5801 University Research Court (2)(3)	SOFR +0.10%+1.45%		10,880	$10,020	Aug-26
Other Unsecured Debt	0.00%	661	May-26		Total Secured Debt	4.50%		$118,293
Total Unsecured Debt	2.99%	$2,136,661

Debt Summary
Total Unsecured Debt	2.99%	$2,136,661
Total Secured Debt	4.50%	118,293
Consolidated Debt	3.07%	$2,254,954

Debt per balance sheet		$2,231,794
Net discounts and deferred financing costs		23,160
Consolidated Debt		2,254,954
COPT’s share of unconsolidated JV gross debt (7)		52,100
Gross debt		$2,307,054
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/22 (continued)

(1)Revolving Credit Facility maturity of $211.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options.
(3)Includes the effect of $33.7 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt. Effective 2/1/23, we entered into interest rates swaps on an additional $200.0 million notional amount of variable rate debt for a three year term.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/22				As of and for Three Months Ended 12/31/22
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	40.0%		Total Debt / Total Assets	< 60%	37.9%
Secured Debt / Total Assets	< 40%	2.1%		Secured Debt / Total Assets	< 40%	2.4%
Debt Service Coverage	> 1.5x	5.6x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.5x
Unencumbered Assets / Unsecured Debt	> 150%	251.4%		Unsecured Debt / Unencumbered Assets	< 60%	37.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.9x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		169
Debt per balance sheet	6	$2,231,794		% of total portfolio		87%
Total assets	6	$4,257,275		Unencumbered square feet in-service		19,579
Debt to assets		52.4%		% of total portfolio		85%
Net income	7	$52,087		NOI from unencumbered real estate operations		$89,539
Debt to net income ratio (3)		10.7	x	% of total NOI from real estate operations		95%
Interest expense	7	$16,819		Adjusted EBITDA from unencumbered real estate operations		$83,520
Net income to interest expense ratio		3.1	x	% of total adjusted EBITDA from real estate operations		95%
				Unencumbered adjusted book		$5,463,257
Non-GAAP				% of total adjusted book		95%
Net debt	38	$2,294,261
Adjusted book	38	$5,770,432
Net debt to adjusted book		39.8%
Pro forma net debt (2)	38	$2,105,261
Net debt adj. for fully-leased development	38	$2,198,289
Pro forma net debt adj. for fully leased development (2)	38	$2,009,289
In-place adjusted EBITDA	11	$90,491
Pro forma in-place adjusted EBITDA (2)	11	$87,588
Net debt to in-place adjusted EBITDA ratio		6.3	x
Pro forma net debt to in-place adjusted EBITDA ratio (2)		6.0	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		6.1	x
Pro forma net debt adj. for fully-leased development to in-place adj. EBTIDA ratio (2)		5.7	x
Denominator for debt service coverage	37	$16,872
Denominator for fixed charge coverage	37	$18,707
Adjusted EBITDA	11	$87,787
Adjusted EBITDA debt service coverage ratio		5.2	x
Adjusted EBITDA fixed charge coverage ratio		4.7	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Includes adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties and effect of resulting proceeds available for debt pay downs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/22
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)				COPT Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Year Ended	Total Assets (2)	Venture Level Debt Outstanding (3)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	85.9%	92.1%	$1,753	$6,701	$94,578	$50,137	50%
Huntsville, Alabama:
LW Redstone Company, LLC (20 properties)	1,932	89.7%	98.5%	5,718	21,370	458,156	52,213	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	1,232	4,222	168,819	—	95%
Total / Average	2,534	86.9%	94.7%	$8,703	$32,293	$721,553	$102,350

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,839	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,808	137,409	—	85%	(3)
Total	4,156	$143,248	$—

(1)Represents NOI from real estate operations of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Excludes debt from us to the joint venture, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $69.7 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 12/31/22 (1)
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	10%
COPT’s investment	$20,001	(2)
# of Properties	21
Square Feet	3,547
% Occupied	100%
COPT’s share of ARR	$5,167

Balance sheet information	Total	COPT’s Share (3)
Operating properties, net	$736,569	$73,657
Total assets	$794,211	$79,421
Debt	$513,307	$51,331
Total liabilities	$524,038	$52,404

	Three Months Ended		Year Ended
Operating information	Total	COPT’s Share (3)	Total	COPT’s Share (3)
Revenue	$12,990	$1,298	$51,558	$5,155
Operating expenses	(2,040)	(203)	(8,285)	(828)
NOI from real estate operations and EBITDAre (4)	10,950	1,095	43,273	4,327
Interest expense	(5,079)	(507)	(12,125)	(1,212)
Depreciation and amortization	(5,716)	(526)	(22,861)	(2,101)
Gain on early extinguishment of debt	1,684	168	1,684	168
Net income	$1,839	$230	$9,971	$1,182

NOI from real estate operations (per above) (4)	$10,950	$1,095	$43,273	$4,327
Straight line rent adjustments	(359)	(36)	(1,697)	(170)
Amortization of acquired above- and below-market rents	(476)	(47)	(1,905)	(190)
Cash NOI from real estate operations (4)	$10,115	$1,012	$39,671	$3,967
(1)Includes equity method investments in four joint ventures that own and operate data center shell properties. On 12/14/22, we sold a 90% interest in two data center shell properties totaling 366,000 square feet based on an aggregate property value of $67 million and retained a 10% interest in the properties through a newly-formed JV; as of 12/31/22, these properties were 100% occupied and COPT’s share of the ARR was $451,000.
(2)Includes $21.5 million reported in “Investment in unconsolidated real estate joint ventures” and $1.5 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Represents the portion allocable to our ownership interest.
(4)Refer to the section entitled “Definitions” for definitions of these measures.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measure
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Net income	$52,087	$32,316	$33,595	$60,824	$14,965	$178,822	$81,578
Construction contract and other service revenues	(24,062)	(34,813)	(42,557)	(53,200)	(43,284)	(154,632)	(107,876)
Depreciation and other amortization associated with real estate operations	36,907	35,247	34,812	34,264	34,504	141,230	137,543
Construction contract and other service expenses	23,454	33,555	41,304	51,650	42,089	149,963	104,053
General and administrative expenses	7,766	6,558	6,467	6,670	6,589	27,461	27,213
Leasing expenses	2,235	2,340	1,888	1,874	2,568	8,337	8,914
Business development expenses and land carry costs	1,157	552	701	783	1,088	3,193	4,647
Interest expense	16,819	15,123	14,808	14,424	16,217	61,174	65,398
Interest and other income	(3,340)	(2,290)	(1,818)	(1,893)	(1,968)	(9,341)	(7,879)
Credit loss (recoveries) expense	(1,331)	1,693	225	(316)	(88)	271	(1,128)
Gain on sales of real estate from continuing operations	(19,238)	(16)	19	(15)	(25,879)	(19,250)	(65,590)
Loss on early extinguishment of debt	267	—	—	342	41,073	609	100,626
Equity in income of unconsolidated entities	(229)	(308)	(318)	(888)	(314)	(1,743)	(1,093)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities (1)	1,095	1,072	1,080	1,080	1,079	4,327	4,029
Income tax expense	223	67	4	153	42	447	145
Discontinued operations	—	—	—	(29,573)	(1,413)	(29,573)	(3,358)
Revenues from real estate operations from discontinued operations	—	—	—	1,980	8,235	1,980	30,490
Property operating expenses from discontinued operations	—	—	—	(971)	(4,980)	(971)	(16,842)
NOI from real estate operations	93,810	91,096	90,210	87,188	90,523	362,304	360,870
Straight line rent adjustments and lease incentive amortization	(2,974)	932	(2,859)	(2,921)	(2,521)	(7,822)	(10,367)
Amortization of acquired above- and below-market rents	(131)	(97)	(97)	(519)	(100)	(844)	(396)
Amortization of intangibles and other assets to property operating expenses	146	147	147	146	139	586	557
Lease termination fees, net	(1,026)	(591)	(399)	(221)	893	(2,237)	(2,416)
Tenant funded landlord assets and lease incentives	(1,109)	(3,530)	(1,342)	(1,834)	(1,689)	(7,815)	(3,537)
Cash NOI adjustments in unconsolidated real estate JVs	(83)	(87)	(92)	(98)	(104)	(360)	(416)
Cash NOI from real estate operations	$88,633	$87,870	$85,568	$81,741	$87,141	$343,812	$344,295

NOI from real estate operations (from above)	$93,810	$91,096	$90,210	$87,188	$90,523	$362,304	$360,870
Non-Same Properties NOI from real estate operations	(11,845)	(9,507)	(9,124)	(7,822)	(9,475)	(38,298)	(31,598)
Same Properties NOI from real estate operations	81,965	81,589	81,086	79,366	81,048	324,006	329,272
Straight line rent adjustments and lease incentive amortization	2,556	2,954	1,486	1,606	2,715	8,602	3,854
Amortization of acquired above- and below-market rents	(131)	(97)	(97)	(519)	(100)	(844)	(396)
Lease termination fees, net	(1,026)	(591)	(399)	(221)	893	(2,237)	(2,416)
Tenant funded landlord assets and lease incentives	(895)	(1,973)	(1,265)	(1,463)	(1,649)	(5,596)	(3,469)
Cash NOI adjustments in unconsolidated real estate JVs	(68)	(73)	(77)	(83)	(87)	(301)	(375)
Same Properties Cash NOI from real estate operations	$82,401	$81,809	$80,734	$78,686	$82,820	$323,630	$326,470
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Real estate revenues
Lease revenue
Fixed contractual payments	$116,349	$113,700	$112,691	$112,620	$118,924	$455,360	$459,081
Variable lease payments (1)	33,673	32,781	29,586	30,749	31,203	126,789	125,077
Lease revenue	150,022	146,481	142,277	143,369	150,127	582,149	584,158
Other property revenue	1,163	1,206	969	891	756	4,229	2,902
Real estate revenues	$151,185	$147,687	$143,246	$144,260	$150,883	$586,378	$587,060

Provision for credit losses (recoveries) on billed lease revenue	$—	$5	$496	$—	$(13)	$501	$(19)

Discontinued operations
Revenues from real estate operations	$—	$—	$—	$1,980	$8,235	$1,980	$30,490
Property operating expenses	—	—	—	(971)	(4,980)	(971)	(16,842)
Depreciation and amortization associated with real estate operations	—	—	—	—	(1,842)	—	(10,290)
Gain on sale of real estate	—	—	—	28,564	—	28,564	—
Discontinued operations	$—	$—	$—	$29,573	$1,413	$29,573	$3,358

Total revenues from continuing operations	$175,247	$182,500	$185,803	$195,480	$185,932	$739,030	$664,446
Construction contract and other service revenues	(24,062)	(34,813)	(42,557)	(53,200)	(43,284)	(154,632)	(107,876)
Revenues from discontinued operations	—	—	—	1,980	8,235	1,980	30,490
Real estate revenues	$151,185	$147,687	$143,246	$144,260	$150,883	$586,378	$587,060

Depreciation and amortization associated with real estate operations from continuing operations	$36,907	$35,247	$34,812	$34,264	$34,504	$141,230	$137,543
Depreciation and amortization from discontinued operations	—	—	—	—	1,842	—	10,290
Real estate-related depreciation and amortization	$36,907	$35,247	$34,812	$34,264	$36,346	$141,230	$147,833

Gain on sales of real estate from continuing operations	$19,238	$16	$(19)	$15	$25,879	$19,250	$65,590
Gain on sales of real estate from discontinued operations	—	—	—	28,564	—	28,564	—
Gain on sales of real estate	$19,238	$16	$(19)	$28,579	$25,879	$47,814	$65,590
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Total interest expense	$16,819	$15,123	$14,808	$14,424	$16,217	$61,174	$65,398
Less: Amortization of deferred financing costs	(619)	(540)	(541)	(597)	(640)	(2,297)	(2,980)
Less: Amortization of net debt discounts, net of amounts capitalized	(615)	(612)	(608)	(605)	(615)	(2,440)	(2,244)
Less: Loss on interest rate derivatives included in interest expense	—	—	—	—	(221)	—	(221)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortizations of deferred financing costs and net debt premium and loss on interest rate derivatives	423	236	233	231	237	1,123	943
Denominator for interest coverage	16,008	14,207	13,892	13,453	14,978	57,560	60,896
Scheduled principal amortization	864	851	844	774	950	3,333	3,860
Denominator for debt service coverage	16,872	15,058	14,736	14,227	15,928	60,893	64,756
Capitalized interest	1,835	1,969	1,376	1,529	1,192	6,709	6,467
Denominator for fixed charge coverage	$18,707	$17,027	$16,112	$15,756	$17,120	$67,602	$71,223

Common share dividends - unrestricted shares and deferred shares	$30,844	$30,844	$30,842	$30,837	$30,814	$123,367	$123,243
Common share dividends - restricted shares and deferred shares	70	74	70	93	80	307	324
Common unit distributions - unrestricted units	406	406	407	404	346	1,623	1,387
Common unit distributions - restricted units	64	66	65	65	53	260	208
Total dividends and distributions for GAAP payout ratio	$31,384	$31,390	$31,384	$31,399	$31,293	$125,557	$125,162

Common share dividends - unrestricted shares and deferred shares	$30,844	$30,844	$30,842	$30,837	$30,814	$123,367	$123,243
Common unit distributions - unrestricted units	406	406	407	404	346	1,623	1,387
Common unit distributions - dilutive restricted units	13	13	12	13	7	51	25
Dividends and distributions for non-GAAP payout ratios	$31,263	$31,263	$31,261	$31,254	$31,167	$125,041	$124,655

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Total assets	$4,257,275	$4,269,329	$4,185,193	$4,132,026	$4,262,452
Accumulated depreciation	1,267,434	1,245,313	1,213,711	1,182,652	1,152,523
Accumulated depreciation included in assets held for sale	6,014	—	—	—	82,385
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	222,779	221,646	218,560	217,607	215,925
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	—	—	—	4,547
COPT’s share of liabilities of unconsolidated real estate JVs	52,404	27,272	27,296	27,367	27,312
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,078	5,495	4,911	4,328	3,744
Less: Property - operating lease liabilities	(28,759)	(29,088)	(29,412)	(29,729)	(29,342)
Less: Cash and cash equivalents	(12,337)	(12,643)	(20,735)	(19,347)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(456)	(547)	(457)	(458)	(434)
Adjusted book	$5,770,432	$5,726,777	$5,599,067	$5,514,446	$5,705,850

Gross debt (page 30)	$2,307,054	$2,319,068	$2,227,918	$2,207,762	$2,324,536
Less: Cash and cash equivalents	(12,337)	(12,643)	(20,735)	(19,347)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(456)	(547)	(457)	(458)	(434)
Net debt	2,294,261	2,305,878	2,206,726	2,187,957	2,310,840
Costs incurred on fully-leased development properties	(95,972)	(275,359)	(223,485)	(154,259)	(162,884)
Net debt adjusted for fully-leased development	$2,198,289	$2,030,519	$1,983,241	$2,033,698	$2,147,956

Net debt	$2,294,261	$2,305,878	$2,206,726	$2,187,957	$2,310,840
Pro forma debt adjustments from subsequent event transaction proceeds (1)	(189,000)	N/A	N/A	N/A	(216,000)
Pro forma net debt	2,105,261	2,305,878	2,206,726	2,187,957	2,094,840
Costs incurred on fully-leased development properties	(95,972)	(275,359)	(223,485)	(154,259)	(162,884)
Pro forma net debt adjusted for fully-leased development	$2,009,289	$2,030,519	$1,983,241	$2,033,698	$1,931,956

(1)Includes the effect of resulting proceeds available for debt pay downs from the following transactions: 12/31/22 includes our sale on 1/10/23 of a 90% interest in three data center shell properties; and 12/31/21 includes the sale on 1/25/22 of our wholesale data center.

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-

Corporate Office Properties Trust
Definitions
funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We

Corporate Office Properties Trust
Definitions
believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) for periods prior to 10/1/22, certain adjustments to deferred rental revenue associated with changes in our assessment of collectability and other adjustments included in the period that we believe are not closely correlated with our operating performance. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
These measures and the ratios in which they are used adjust for the effect of noted dispositions of interests in properties that occurred subsequent to the end of reporting periods and before our release of financial results for such periods. The adjustments remove Adjusted EBITDA from real estate operations associated with the disposed interests in properties and adjust our net debt measures for resulting proceeds available for debt pay downs to reflect these measures and ratios as if such events occurring subsequent to a three month reporting period occurred at the beginning of such reporting period. We believe that these adjustments are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the dispositions on our un-levered performance and ability to repay outstanding debt from operations.  We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to pro forma net debt and pro forma net debt adjusted for fully-leased development and that net income is the most directly comparable GAAP measure to pro forma in-place adjusted EBITDA.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI from real estate operations and Same Properties cash NOI from real estate operations Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Debt to net income ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four.
Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/21.

Second Generation Space — Space leased that has been previously occupied.

Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Venkat Kommineni, CFA	Michelle Layne
	443-285-5587	443-285-5452
	venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Reports Full Year 2022 Results
_______________________________________________________________

EPS of $1.53 for Full Year;
FFO per Share, as Adjusted for Comparability, of $2.36

Core Portfolio 93% Occupied and 95% Leased

Placed 1.3 million SF of Developments into Service that were 99% Leased

1.5 million SF of Active Developments 89% Leased
_______________________________________________________________

Outstanding Leasing Achievement

Total Leasing of 3.0 million SF

Highest Annual Vacancy Leasing Achieved in 12 Years at 801,000 SF

Tenant Retention of 72%
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 9, 2023 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the fourth quarter and full year ended December 31, 2022.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which has concentrated our portfolio near priority U.S. defense installations, continues to produce strong results, and has proved resilient in the face of macro-economic headwinds impacting the office sector. The 3% growth in FFO per share, as adjusted for comparability generated in 2022, exceeded our initial guidance by $0.02 per share. We executed 801,000 square feet of vacancy leasing, the highest level in 12 years. We are off to a great start in terms of development leasing, having executed over 460,000 square feet already in 2023, consisting of two data center shell build-to-suits in Northern Virginia, and one build-to-suit building at Redstone Gateway. The outlook for defense spending remains favorable. The FY23 defense base budget that passed in December represents a 7.5% year-over-year increase, and is 15% higher than that of FY21, which drove leasing results in 2022. Given the timing of the appropriation, we expect this increase to fuel demand for space in our portfolio throughout 2024.”

He continued, “From a financing standpoint, we recently closed on two new 90%/10% JVs, which will fund the equity component of our expected development needs in 2023, assuring sufficient capital to fund development on a leverage neutral basis for the foreseeable future. Our balance sheet remains strong, evidenced by our solid debt service coverage ratios, with no large debt maturities until 2026.”

i

Financial Highlights

4th Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.45 for the quarter ended December 31, 2022 compared to $0.12 for the quarter ended December 31, 2021.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.60 for the quarter ended December 31, 2022 compared to $0.21 for the quarter ended December 31, 2021.

•FFOPS, as adjusted for comparability, was $0.60 for the quarter ended December 31, 2022 compared to $0.58 for the quarter ended December 31, 2021.

Full Year 2022 Financial Results:
•    EPS for the year ended December 31, 2022 was $1.53 as compared to $0.68 for 2021.

•     Per Nareit’s definition, FFOPS for 2022 was $2.35 as compared to $1.40 for 2021.

•     FFOPS, as adjusted for comparability, for 2022 was $2.36 as compared to $2.29 for 2021.

Operating Performance Highlights

Operating Portfolio Summary:
•At December 31, 2022, the Company’s 22.8 million square foot core portfolio was 92.8% occupied and 95.3% leased.

•During the quarter and the year, the Company placed into service 917,000 and 1.3 million square feet, respectively, of developments that were 99% leased at January 31, 2023.

Same-Property Performance:
•At December 31, 2022, the Company’s 20.0 million square foot same-property portfolio was 92.4% occupied and 95.0% leased.

•The Company’s same-property cash NOI decreased 0.5% and 0.9%, year-over-year for the three months and year ended December 31, 2022, respectively, compared to the same periods in 2021.

Leasing:
•Total Square Feet Leased: For the quarter ended December 31, 2022, the Company leased 692,000 square feet, including 519,000 square feet of renewals and 173,000 square feet of vacancy leasing.

•For the year ended December 31, 2022, the Company executed 3.0 million square feet of total leasing, including 1.7 million square feet of renewals, 801,000 square feet of vacancy leasing, and 476,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and year ended December 31, 2022, the Company renewed 72.2% and 72.1%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2022, straight-line rents on renewals increased 3.6% and 3.1%, respectively, and cash rents on renewed space increased 0.1% and decreased 2.0%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.6% and 2.5%, respectively.

•Lease Terms: In the quarter ended December 31, 2022, lease terms averaged 3.5 years on renewing leases and 9.8 years on vacancy leasing. For the year, lease terms averaged 3.6 years on renewing leases, 7.3 years on vacancy leasing, and 13.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 10 properties totaling 1.5 million square feet that were 89% leased at January 31, 2023. These projects represent a total estimated investment of $487.5 million, of which $127.5 million has been spent.

Balance Sheet and Capital Transaction Highlights
•On October 26, 2022, the Company entered into a credit agreement with a group of lenders for an aggregate of $725.0 million of available borrowings including: an unsecured revolving credit facility with a lender commitment of $600.0 million that replaced its existing Revolving Credit Facility; and a $125.0 million unsecured term loan, the proceeds of which were used to pay off the remaining $100.0 million outstanding under an existing unsecured term loan and pay down a portion of its Revolving Credit Facility.

•On December 14, 2022, the Company sold two data center shells to a new, 90%/10% joint venture with entities affiliated with Blackstone, generating approximately $60 million of proceeds.

•On January 10, 2023, the Company sold an additional three data center shells to a new, 90%/10% joint venture with entities affiliated with Blackstone, generating approximately $190 million of proceeds.

•For the quarter ended December 31, 2022, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.7x.

•At December 31, 2022, the Company’s net debt to in-place adjusted EBITDA ratio was 6.3x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 6.1x.

•At December 31, 2022, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.15% with a weighted average maturity of 6.6 years; additionally, 85.1% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2022 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2023 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News & Events – Press Releases’ section of COPT’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss fourth quarter and full year 2022 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, February 10, 2023
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BIc8139cc8ddaa47a4b273039144a05aea

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT’s Investors website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2022, the Company derived 91% of its core portfolio annualized rental revenue from Defense/IT Locations and 9% from its Regional Office Properties. As of the same date and including 21 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 192 properties encompassed 22.8 million square feet and was 95.3% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Revenues
Lease revenue	$150,022	$141,892	$580,169	$553,668
Other property revenue	1,163	756	4,229	2,902
Construction contract and other service revenues	24,062	43,284	154,632	107,876
Total revenues	175,247	185,932	739,030	664,446
Operating expenses
Property operating expenses	58,470	56,459	227,430	213,377
Depreciation and amortization associated with real estate operations	36,907	34,504	141,230	137,543
Construction contract and other service expenses	23,454	42,089	149,963	104,053
General and administrative expenses	7,766	6,589	27,461	27,213
Leasing expenses	2,235	2,568	8,337	8,914
Business development expenses and land carry costs	1,157	1,088	3,193	4,647
Total operating expenses	129,989	143,297	557,614	495,747
Interest expense	(16,819)	(16,217)	(61,174)	(65,398)
Interest and other income	3,340	1,968	9,341	7,879
Credit loss recoveries (expense)	1,331	88	(271)	1,128
Gain on sales of real estate	19,238	25,879	19,250	65,590
Loss on early extinguishment of debt	(267)	(41,073)	(609)	(100,626)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	52,081	13,280	147,953	77,272
Equity in income of unconsolidated entities	229	314	1,743	1,093
Income tax expense	(223)	(42)	(447)	(145)
Income from continuing operations	52,087	13,552	149,249	78,220
Discontinued operations	—	1,413	29,573	3,358
Net Income	52,087	14,965	178,822	81,578
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(775)	(181)	(2,603)	(1,012)
Other consolidated entities	(833)	(1,076)	(3,190)	(4,025)
Net income attributable to COPT common shareholders	$50,479	$13,708	$173,029	$76,541

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$50,479	$13,708	$173,029	$76,541
Amount allocable to share-based compensation awards	(129)	(116)	(463)	(417)
Redeemable noncontrolling interests	(60)	(46)	(169)	(128)
Numerator for diluted EPS	$50,290	$13,546	$172,397	$75,996
Denominator:
Weighted average common shares - basic	112,096	111,990	112,073	111,960
Dilutive effect of share-based compensation awards	435	386	431	330
Dilutive effect of redeemable noncontrolling interests	102	124	116	128
Weighted average common shares - diluted	112,633	112,500	112,620	112,418
Diluted EPS	$0.45	$0.12	$1.53	$0.68
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Net income	$52,087	$14,965	$178,822	$81,578
Real estate-related depreciation and amortization	36,907	36,346	141,230	147,833
Gain on sales of real estate from continuing and discontinued operations	(19,238)	(25,879)	(47,814)	(65,590)
Depreciation and amortization on unconsolidated real estate JVs	526	526	2,101	1,981
Funds from operations (“FFO”)	70,282	25,958	274,339	165,802
FFO allocable to other noncontrolling interests	(1,227)	(1,458)	(4,795)	(5,483)
Basic FFO allocable to share-based compensation awards	(360)	(149)	(1,433)	(777)
Basic FFO available to common share and common unit holders (“Basic FFO”)	68,695	24,351	268,111	159,542
Redeemable noncontrolling interests	(27)	(13)	(34)	(11)
Diluted FFO adjustments allocable to share-based compensation awards	28	6	109	32
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	68,696	24,344	268,186	159,563
Loss on early extinguishment of debt	267	41,073	609	100,626
Gain on early extinguishment of debt on unconsolidated real estate JVs	(168)	—	(168)	—
Loss on interest rate derivatives included in interest expense	—	221	—	221
Demolition costs on redevelopment and nonrecurring improvements	—	(8)	—	423
Executive transition costs	—	—	343	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(172)	(5)	(507)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	68,794	65,458	268,965	260,326
Straight line rent adjustments and lease incentive amortization	(3,043)	(3,835)	(8,825)	(10,286)
Amortization of intangibles and other assets included in net operating income (“NOI”)	15	40	(258)	162
Share-based compensation, net of amounts capitalized	2,247	2,018	8,700	7,979
Amortization of deferred financing costs	619	640	2,297	2,980
Amortization of net debt discounts, net of amounts capitalized	615	615	2,440	2,244
Replacement capital expenditures	(43,283)	(32,317)	(95,886)	(70,973)
Other	158	204	980	824
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$26,122	$32,823	$178,413	$193,256
Diluted FFO per share	$0.60	$0.21	$2.35	$1.40
Diluted FFO per share, as adjusted for comparability	$0.60	$0.58	$2.36	$2.29
Dividends/distributions per common share/unit	$0.275	$0.275	$1.10	$1.10

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2022	December 31, 2021
Balance Sheet Data
Properties, net of accumulated depreciation	$3,556,398	$3,532,944
Total assets	$4,257,275	$4,262,452
Debt per balance sheet	$2,231,794	$2,272,304
Total liabilities	$2,509,527	$2,578,479
Redeemable noncontrolling interests	$26,293	$26,898
Total equity	$1,721,455	$1,657,075
Debt to assets	52.4%	53.3%
Net debt to adjusted book	39.8%	40.5%

Core Portfolio Data (as of period end)
Number of operating properties	192	184
Total operational square feet (in thousands)	22,849	21,553
% Occupied	92.8%	92.6%
% Leased	95.3%	94.4%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2022		2021		2022		2021
GAAP
Payout ratio:
Net income	60.3%		209.1%		70.2%		153.4%
Debt ratios:
Net income to interest expense ratio	3.1	x	0.9	x	2.9	x	1.2	x
Debt to net income ratio	10.7	x	38.0	x	N/A		N/A
Non-GAAP
Payout ratios:
Diluted FFO	45.5%		128.0%		46.6%		78.1%
Diluted FFO, as adjusted for comparability	45.4%		47.6%		46.5%		47.9%
Diluted AFFO	119.7%		95.0%		70.1%		64.5%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.7	x	4.9	x	5.1	x	4.7	x
Net debt to in-place adjusted EBITDA ratio	6.3	x	6.7	x	N/A		N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	6.0	x	6.3	x	N/A		N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	6.1	x	6.2	x	N/A		N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EDITDA ratio (1)	5.7	x	5.8	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,633		112,500		112,620		112,418
Weighted average common units	1,476		1,259		1,454		1,257
Denominator for diluted FFO per share and as adjusted for comparability	114,109		113,759		114,074		113,675

(1)Includes adjustments associated with the following transactions: 12/31/22 includes the sale on 1/10/23 of a 90% interest in three data center shell properties; and 12/31/21 includes the sale on 1/25/22 of its wholesale data center.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Numerators for Payout Ratios
GAAP:
Common share dividends - unrestricted shares and deferred shares	$30,844	$30,814	$123,367	$123,243
Common share dividends - restricted shares and deferred shares	70	80	307	324
Common unit distributions - unrestricted units	406	346	1,623	1,387
Common unit distributions - restricted units	64	53	260	208
Total dividends and distributions for GAAP payout ratio	$31,384	$31,293	$125,557	$125,162
Non-GAAP:
Common share dividends - unrestricted shares and deferred shares	$30,844	$30,814	$123,367	$123,243
Common unit distributions - unrestricted units	406	346	1,623	1,387
Common unit distributions - dilutive restricted units	13	7	51	25
Dividends and distributions for non-GAAP payout ratios	$31,263	$31,167	$125,041	$124,655

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA, in-place adjusted EBITDA and pro forma in-place adjusted EBITDA
Net income	$52,087	$14,965	$178,822	$81,578
Interest expense	16,819	16,217	61,174	65,398
Income tax expense	223	42	447	145
Real estate-related depreciation and amortization from continuing and discontinued operations	36,907	36,346	141,230	147,833
Other depreciation and amortization	602	622	2,363	2,811
Gain on sales of real estate from continuing and discontinued operations	(19,238)	(25,879)	(47,814)	(65,590)
Adjustments from unconsolidated real estate JVs	1,033	763	3,313	2,930
EBITDAre	88,433	43,076	339,535	235,105
Loss on early extinguishment of debt	267	41,073	609	100,626
Gain on early extinguishment of debt on unconsolidated real estate JVs	(168)	—	(168)	—
Net gain on other investments	(595)	—	(1,159)	(63)
Credit loss (recoveries) expense	(1,331)	(88)	271	(1,128)
Business development expenses	794	628	1,891	2,233
Demolition costs on redevelopment and nonrecurring improvements	—	(8)	—	423
Executive transition costs	387	—	730	—
Adjusted EBITDA	87,787	84,681	$341,709	$337,196
Pro forma NOI adjustment for property changes within period	2,704	—
Other	—	1,578
In-place adjusted EBITDA	90,491	86,259
Pro forma NOI adjustment from subsequent event transactions	(2,903)	(3,074)
Pro forma in-place adjusted EBITDA	$87,588	$83,185

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$33,439	$19,724	$62,952	$43,820
Building improvements	8,468	17,778	29,528	35,970
Leasing costs	4,389	5,863	11,480	12,736
Net (exclusions from) additions to tenant improvements and incentives	(75)	(5,093)	2,150	(4,704)
Excluded building improvements and leasing costs	(2,938)	(5,955)	(10,224)	(16,849)
Replacement capital expenditures	$43,283	$32,317	$95,886	$70,973

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,819	$16,217	$61,174	$65,398
Less: Amortization of deferred financing costs	(619)	(640)	(2,297)	(2,980)
Less: Amortization of net debt discounts, net of amounts capitalized	(615)	(615)	(2,440)	(2,244)
Less: Loss on interest rate derivatives included in interest expense	—	(221)	—	(221)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortizations of deferred financing costs and net debt premium and loss on interest rate derivatives	423	237	1,123	943
Scheduled principal amortization	864	950	3,333	3,860
Capitalized interest	1,835	1,192	6,709	6,467
Denominator for fixed charge coverage-Adjusted EBITDA	$18,707	$17,120	$67,602	$71,223

Reconciliation of net income to NOI from real estate operations, same properties NOI from real estate operations and same properties cash NOI from real estate operations
Net income	$52,087	$14,965	$178,822	$81,578
Construction contract and other service revenues	(24,062)	(43,284)	(154,632)	(107,876)
Depreciation and other amortization associated with real estate operations	36,907	34,504	141,230	137,543
Construction contract and other service expenses	23,454	42,089	149,963	104,053
General and administrative expenses	7,766	6,589	27,461	27,213
Leasing expenses	2,235	2,568	8,337	8,914
Business development expenses and land carry costs	1,157	1,088	3,193	4,647
Interest expense	16,819	16,217	61,174	65,398
Interest and other income	(3,340)	(1,968)	(9,341)	(7,879)
Credit loss (recoveries) expense	(1,331)	(88)	271	(1,128)
Gain on sales of real estate from continuing operations	(19,238)	(25,879)	(19,250)	(65,590)
Loss on early extinguishment of debt	267	41,073	609	100,626
Equity in income of unconsolidated entities	(229)	(314)	(1,743)	(1,093)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities	1,095	1,079	4,327	4,029
Income tax expense	223	42	447	145
Discontinued operations	—	(1,413)	(29,573)	(3,358)
Revenues from real estate operations from discontinued operations	—	8,235	1,980	30,490
Property operating expenses from discontinued operations	—	(4,980)	(971)	(16,842)
NOI from real estate operations	93,810	90,523	362,304	360,870
Non-Same Properties NOI from real estate operations	(11,845)	(9,475)	(38,298)	(31,598)
Same Properties NOI from real estate operations	81,965	81,048	324,006	329,272
Straight line rent adjustments and lease incentive amortization	2,556	2,715	8,602	3,854
Amortization of acquired above- and below-market rents	(131)	(100)	(844)	(396)
Lease termination fees, net	(1,026)	893	(2,237)	(2,416)
Tenant funded landlord assets and lease incentives	(895)	(1,649)	(5,596)	(3,469)
Cash NOI adjustments in unconsolidated real estate JVs	(68)	(87)	(301)	(375)
Same Properties Cash NOI from real estate operations	$82,401	$82,820	$323,630	$326,470

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	December 31, 2022	December 31, 2021
Reconciliation of total assets to adjusted book
Total assets	$4,257,275	$4,262,452
Accumulated depreciation	1,267,434	1,152,523
Accumulated depreciation included in assets held for sale	6,014	82,385
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	222,779	215,925
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	4,547
COPT’s share of liabilities of unconsolidated real estate JVs	52,404	27,312
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,078	3,744
Less: Property - operating lease liabilities	(28,759)	(29,342)
Less: Cash and cash equivalents	(12,337)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(456)	(434)
Adjusted book	$5,770,432	$5,705,850

	December 31, 2022	December 31, 2021
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt per balance sheet	$2,231,794	$2,272,304
Net discounts and deferred financing costs	23,160	25,982
COPT’s share of unconsolidated JV gross debt	52,100	26,250
Gross debt	$2,307,054	$2,324,536
Less: Cash and cash equivalents	(12,337)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(456)	(434)
Net debt	$2,294,261	$2,310,840
Costs incurred on fully-leased development properties	(95,972)	(162,884)
Net debt adjusted for fully-leased development	$2,198,289	$2,147,956

Net debt	$2,294,261	$2,310,840
Pro forma debt adjustments from subsequent event transaction proceeds	(189,000)	(216,000)
Pro forma net debt	$2,105,261	$2,094,840
Costs incurred on fully-leased development properties	(95,972)	(162,884)
Pro forma net debt adjusted for fully-leased development	$2,009,289	$1,931,956
x